January 25, 2012 January 25, 2012 Exhibit 99.2

Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Words such as
“anticipates,” “expects,” “believes,” “intends,” “plans,” “projects,” “estimates,” “potential,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based on currently available information and include, among others, the discussion under “Outlook.”
These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; the risk that the value of our inventory may decline;
price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the availability of credit and general market liquidity; fluctuations in currency exchange rates; natural disasters; the financial condition of our customers; labor cost increases; and the ability to realize cost savings from cost reduction initiatives, the outcome of legal proceedings and losses resulting from unauthorized activities in Molex Japan.
Other factors, risks and uncertainties are set forth in Item 1A “Risk Factors” of the Company’s Form 10-K for the year ended June 30, 2011, and the Form 10-Q for the quarter ended September 30, 2011, which are incorporated by reference and in other reports that Molex files or furnishes with the Securities and
Exchange Commission. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements. As a result, this release speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

In Molex Incorporated’s (“Molex” or the “Company”) conference call on January
25, 2012 regarding the Company’s financial results for the fiscal quarter and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non-GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex’s ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-
GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure.

Customers accelerated production in September
for key markets to reduce transportation costs
Impact from the flood in Thailand exceeded our
initial estimate
Strong cost control improved GM and reduced
SGA spending
Closed acquisition of Temp-Flex during the
quarter

Flood in Thailand impacted December quarter Page 4 Page 4

Page 5 Page 5 Daily Average January MTD approximates FY11 Q4 level *MTD Jan 22 FY11 Q4 Average

REVENUE ORDERS
Sequential
Change
YOY
Change
%
Total
Sequential
Change
YOY
Change
%
Total
Automotive (6)% 1% 16% (10)% - 17%
Infotech* (14)% 3% 24% (15)% - 24%
Telecom 2% (5)% 26% (5)% (10)% 25%
Consumer
Elect.*
(14)% (11)% 18% (17)% (12)% 18%
Industrial (12)% (14)% 13% (4)% (10)% 13%
Medical /
Military
(3)% (6)% 3% 2% (1)% 3%
TOTAL (8)% (5)% 100% (10)% (7)% 100%

*Impacted by flood in Thailand

Sequential YOY % of Total
OEM (15)% (13)% 52%
Distribution (3)% (4)% 25%
EMS (8)% 7% 23%
TOTAL (10)% (7)% 100%
Sequential YOY % of Total
Americas 4% 8% 27%
Europe (6)% (11)% 13%
APN (20)% (14)% 20%
APS (15)% (10)% 40%
TOTAL (10)% (7)% 100%

Quarter Ended
Dec 2011 Sep 2011 Dec 2010
Net revenue $857.6 $936.0 $901.5
Gross margin 30.7% 31.3% 30.1%
SG&A $163.1 $169.2 $159.0
Unauthorized activities in Japan $2.7 $2.9 $2.7
Income from operations $97.1 $120.6 $109.3
Interest (expense) net $(2.1) $(1.4) $(1.8)
Other income $1.5 $0.3 $4.8
Effective tax rate 33.7% 32.6% 30.3%
Net income $64.0 $80.5 $78.3
Earnings per diluted share $0.36 $0.46 $0.45
(US$ in millions, except per-share data)

Quarter Ended
Dec 2011 Sep 2011 Dec 2010
Cash and marketable securities $618.6 $568.5 $410.6
Total debt* $320.5 $302.8 $302.8
Net cash $298.1 $265.7 $107.8
Receivable days outstanding 71 days 69 days 73 days
Inventory days outstanding 91 days 84 days 87 days
Capital expenditures $52.3 $42.8 $61.5
Research and development $44.8 $43.9 $42.2
Cash flow from operations $141.0     $150.5 $119.9
(US$ in millions)
*Total debt equals long-term debt plus current portion of long-term debt and short-term loans, less current portion of capital leases

Trailing 12-months Earning our Cost of Capital *See GAAP to non-GAAP reconciliation Operating income excluding restructuring and special charges Fixed assets + Inventory + A/R – A/P Page 10 Page 10

March Fiscal Quarter
Revenue $830 to $860 million
EPS $0.32 to $0.36
Assumes
–
32% effective tax rate
–
Constant foreign exchange rates and
commodity prices
–
EPS includes $0.01 for Japan litigation

Quarter Ended
Dec
2011
Sep
2011
Jun
2011
Mar
2011
Dec
2010
Income from
operations
$97,141 $120,581 $110,122 $98,311 $109,288
Unauthorized
activities in Japan
2,723 2,922 3,366 2,855 2,713
Non-GAAP income
from operations
$99,864 $123,503 $113,488 $101,166 $112,001
(US$ in thousands)
Non-GAAP income from operations is a non-GAAP financial measure. We refer to non-GAAP income from operations to describe income from operations excluding the items referenced above. We believe that non-
GAAP income from operations provides useful information to investors because it provides information about the estimated financial performance of Molex’s ongoing business. Non-GAAP income from operations is used by management in its financial and operational decision-making and evaluation of overall operating performance and segment level core operating performance. Non-GAAP income from operations may be different from similar measures used by other companies.